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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 Registration Statement No. 333-27967 of Interstate Bakeries Corporation on Form S-3 of our report dated July 19, 1996, incorporated by reference in the Annual Report on Form 10-K of Interstate Bakeries Corporation for the year ended June 1, 1996 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                             Deloitte & Touche LLP

Kansas City, Missouri

July 1, 1997